                                                                    EXHIBIT 21


                             Biscayne Apparel, Inc.
                         Subsidiaries of the Registrant
                     For the Year Ending December 31, 1998

Biscayne Apparel International, Inc., a Delaware Corporation

d/b/a  Andy Johns Fashions International
       Andy Johns Kids
       KAOS
       KAOTIC
       Judy Simon
       Varon, Inc.
       Varon & Sons, Inc.
       Amy Industries

Mackintosh of New England Co., a Delaware corporation

Mackintosh (UK) Limited, a United Kingdom corporation

Amy Industries De Honduras, S.A. de C.V., a Honduran corporation

Scientific Products, Inc.

M&L International, Inc., an Illinois corporation

Unidex Garments (Philippines), Inc., a Philippine corporation

Watersports Garment Manufacturing, Inc., a Philippine corporation

GES Sportswear Manufacturing Corporation, a Philippine corporation

Teri Outerwear Manufacturing, Inc., a Philippine corporation

M&L Holding (Hong Kong) Limited, a Hong Kong corporation